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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: July 18, 2000

                        (Date of Earliest Event Reported)

                              FOODVISION.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

            0-28521                                   58-2466626
   (Commission File Number)               (I.R.S. Employer Identification No.)

         2275 Northwest Parkway
                Suite 150 A
           Marietta, Georgia                              30067
(Address of Principal Executive Offices)                (Zip Code)


                                 (770) 690-8385
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 25, 2000, Foodvision.com, Inc. ("Foodvision" or the "Company") entered into a Plan of Merger with Glue Acquisition Corp., Inc. (Glue"), the Company's wholly-owned subsidiary, with the Company being the survivor.

         Foodvision has a food portal as a business-to-consumer site where retailers of food and beverage products can sell their products to retail consumers. For sometime, the Company has been looking for ways to streamline the commercial linkage between retailers and consumers.

         eDigital has developed software which should enable the Company to make the connection between retailers and consumers more efficient. To that end, eDigital developed a "Universal Shopping Cart" to be both a business-to-consumer product and a business-to-consumer framework linking retail consumer buyers with retailers over the Internet by providing an electronic store front through which retailers can sell their products and services. By using the Universal Shopping Cart, consumers need use only one shopping cart to make different purchases from different portals.

         Foodvision generates e-commerce revenue through the sale of its products directly to the sites visitors and overrides on sales generated by its co-branding partners. The Universal Shopping Cart facilitates optimal revenue generation to Foodvision due to the software's unique capabilities. Furthermore, Foodvision will license the proprietary software to other Internet e-commerce companies for a fee.

         Therefore, on July 13, 2000, the Company's subsidiary,Glue, entered into a contract to purchase certain assets, consisting of software, from eDigital Markets.com, Inc. ("eDigital"), for the sum of $325,000.00. To fund the acquisition of the Universal Shopping Cart software, on July 18, 2000, Glue issued its 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due July 18, 2002 (the "Glue Debenture"), together with underlying shares of Glue's common stock, Par Value $0.001, into which the Glue Debenture is convertible from time to time. After deducting the expenses of the investment, including projected interest payments, the net proceeds received by Glue aggregated approximately $795,000. The first proceeds were received on July 18, 2000; the second on July 28, 2000. The balance of the net proceeds were allocated to working capital.

         Following the acquisition of the Universal Shopping Cart by Glue, Glue was merged into Foodvision. By operation of law and pursuant to the Plan of Merger, the rights and obligations of Glue with respect to the Glue Agreement with eDigital and the Glue Debenture will enure to the benefit of and be binding upon the Company. In that connection, the Glue Debenture, together with the underlying shares of Glue's common stock, Par Value $0.001 per share, into which the Glue Debenture is convertible from time to time, shall be converted into an identical Foodvision debenture (the "Foodvision Debenture"), together with shares of underlying common stock, Par Value $0.001 per share, of Foodvision into which the new Foodvision Debenture may be converted.

         Following, and as a result of, the Merger, there were no changes in the shareholdings of Officers and Directors of the Corporation.

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ITEM 5.  OTHER EVENTS.

         On April 24, 2000, Dr. Charles Sheehan resigned as a Director for personal reasons, and not because of any disagreements with the Company, its operations, policies, and practices.

         On August 3, 2000, Mr. Mathew C. Nolton, former President of eDigital signed an employment contract with Foodvision.

 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The Financial Statements required by Item 7 of this Report have not been filed simultaneously herewith, but they will be filed within 60 days of the date hereof, as permitted by Item 7 (a) (4).

         (b) Exhibits:

             EXHIBIT NO.                            ITEM

                  2 Plan of Merger between Foodvsion.Com, Inc., and Glue Acquisition Corp., Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.

FOODVISION.COM, INC.

 Dated: August 3, 2000          By: /s/ Paul R. Smith
                                    ---------------------
                                    Paul R. Smith, Chairman, CEO and President

 Dated: August 3, 2000          By: /s/ Raj Kalra
                                    ---------------------
                                    Raj Kalra, Director, Chief Operating Officer